DECHERT PRICE & RHOADS
                               477 MADISON AVENUE
                            NEW YORK, NEW YORK 10022





                                                  July 28, 1994


The Bramwell Funds, Inc.
745 Fifth Avenue
New York, New York  10151

Dear Sirs:

       We have acted as counsel for The Bramwell Funds, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company, the registration of the Company under the Investment Company Act of 1940 and the registration under the Securities Act of 1933 of an indefinite number of shares of common stock, $.0001 par value each, of the Company.

       As counsel for the Company, we have participated in the preparation of the registration statement on Form N-1A relating to such shares and have examined and relied upon such records of the Company and such other documents we have deemed to be necessary to render the opinion expressed herein. Based on such examination, we are of the opinion that:

               (i) The Company is a corporation duly organized and existing under the laws of the State of Maryland;

               (ii) The  Company is  authorized  to issue five  hundred  million
                    (500,000,000) shares of common stock, par value $.0001 per share, of which 200,000,000 shares have been initially allocated to The Bramwell Growth Fund, a series of the Company's common stock, and that such shares have been duly and validly authorized by all requisite action of the Directors of the Company, and no action of the shareholders is required in such connection; and

               (iii)Assuming   that   the   Company   or  its   agent   receives
                    consideration for such shares in accordance with the terms of the prospectus forming a part of the Company's registration statement and the provisions of its Articles of Incorporation, the shares will be legally and validly issued and will be fully paid and non-assessable by the Company.

       We  hereby  consent  to the  use of this  opinion  as an  exhibit  to the
Company's  registration  Statement  on Form N-1A filed with the  Securities  and
Exchange Commission (File No. 33-79742) for the registration under the Securities Act of 1933 of an indefinite number of shares of

The Bramwell Funds, Inc.
July 28, 1994
Page 2


the Company, and to the use of our name in the prospectus and statement of additional information contained therein, and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                        Very truly yours,



                                        \s\ DECHERT PRICE AND RHOADS